CHINA AOXING PHARMACEUTICAL COMPANY, INC.
                           (a Florida corporation)

                               SERIES A WARRANT
                         FOR THE PURCHASE OF _________
                  SHARES OF COMMON STOCK, $0.001 PAR VALUE

                          THIS WARRANT WILL BE VOID
                   AFTER 5:00 P.M. EASTERN STANDARD TIME
               ON THE FIFTH ANNIVERSARY OF THE EFFECTIVE DATE
                   OF THE REGISTRATION STATEMENT REFERRED
                       TO IN SECTION 5(a)(iii) HEREOF


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR WITH THE SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.


     THIS WARRANT (this "Warrant") certifies that, for value received ______________________________________________________, or registered assigns (the "Holder" or "Holders"), is entitled, at any time or from time to time during the Exercise Period to subscribe for, purchase, and receive at a price of $2.50 per share (the "Exercise Price") __________________________________ (________) shares ("Shares") of fully paid and nonassessable Common Stock, $.001 par value (the "Common Stock") of China Aoxing Pharmaceutical Company, Inc., a Florida corporation (the "Company"). The number of shares of Common Stock to be received on exercise of this Warrant and the Exercise Price may be adjusted on the occurrence of certain events as described herein. The "Exercise Period" will commence on the date of issuance of this Warrant and will terminate at 5:00 p.m. Eastern Standard Time on the fifth anniversary of the effective date of the registration statement referred to in Section 5(a)(iii) hereof (the "Expiration Date"). If the rights represented hereby are not exercised by 5:00 p.m. Eastern Standard on the "Expiration Date", this Warrant shall automatically become void and of no further force or effect, and all rights represented hereby shall cease and expire.

     Subject to the terms set forth herein this Warrant may be assigned by the Holder in whole or in part by execution of the form of assignment attached hereto, or may be exercised by the Holder in whole or in part by execution of the form of exercise attached hereto and payment of the Exercise Price in the manner described above, all subject to the terms hereof.

     1.  EXERCISE OF WARRANTS.   This Warrant may be exercised by the
Holder hereof, in whole or in part from time to time, by the surrender of this Warrant, with the notice of exercise in the form attached duly executed, at the address of the Company provided below for giving notices, accompanied by payment to the Company, by cash or check, of an amount equal to the Exercise Price per Share multiplied by the number of shares then being purchased. On the exercise of all or any portion of this Warrant in the manner provided herein, the Holder exercising the same shall be deemed to have become a holder of record of the Shares as to which this Warrant is exercised for all purposes, and certificates for the securities so purchased shall be delivered to the Holder within a reasonable time, but in no event longer than ten (10) days after this Warrant shall have been exercised as set forth above. If this Warrant shall be exercised in respect to only a part of the Shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of Shares with respect to which this Warrant shall not have been exercised. The Holder shall have the rights of a shareholder only with respect to Shares fully paid for by the Holder under this Warrant.

     2. CALL PROVISION. At any time after a registration statement filed with the United States Securities and Exchange Commission to register the common stock shares underlying the warrants has been declared effective, the Company has the exclusive right to call the exercise of the Warrant in its sole discretion at a price of one cent ($0.01) per share if the Common Stock underlying the Warrant has a closing bid price equal to or greater than two hundred percent (200%) of the exercise price of the warrant for five (5) consecutive trading days with a minimum per day trading volume of fifty thousand (50,000) shares. The Company shall provide the Holder with written notice of its intent to exercise the Call Provision contained in this Section 2 and allow the Holder up to forty (40) days to exercise the Warrant. Upon expiration of the forty (40) day period the Company will call and cancel the Warrants.

     3.  ASSIGNMENT OF WARRANTS.  The Holder may transfer this
Warrant, in whole or in part, by executing the form of assignment attached hereto and delivering such assignment and the Warrant so assigned to the assignee. In the event this Warrant is assigned in the manner provided herein, the Company, upon request and upon surrender of this Warrant by the Holder at the principal office of the Company accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Warrant on the books of the Company. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to this Warrant to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Shares as shall be contemplated by any such agreement, and shall concurrently execute and deliver to the Holder a new Warrant of like tenor to this Warrant evidencing the right to purchase the remaining portion of the Shares purchasable hereunder which have not been transferred to the assignee.

     4. FULLY PAID SHARES. The Company covenants and agrees that the Shares of Common Stock which may be issued on the exercise of this Warrant will, on issuance pursuant to the terms of this Warrant, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved a sufficient number of Shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.

     (a) The number of Shares purchasable on the exercise of this Warrant and the Exercise Price shall be adjusted appropriately from time to time as follows:

       (i) In the event the Company shall declare a dividend or make any other distribution on any capital stock of the Company payable in Common Stock, rights to purchase Common Stock, or securities convertible into Common Stock (hereinafter "Convertible Securities") or shall subdivide its outstanding shares of Common Stock into a greater number of shares or combine such outstanding stock into a smaller number of shares, then in each such event, the number of Shares subject to this Warrant shall be adjusted so that the holder shall be entitled to purchase the kind and number of Shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto; an adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

       (ii) In case the Company shall issue shares of its Common Stock (excluding the issuance of (i) Common Stock or Convertible Securities issued in any of the transactions described in paragraphs 5(b) or (ii) shares of Common Stock issued upon the exercise of the Company's Series A through D Warrants) at a price per share of Common Stock of less than Two Dollars ($2.00), then the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the sum of (a) the total number of shares of Common Stock and shares of Common Stock issuable upon the exercise of Convertible Securities (in each case, excluding all shares being issued for which adjustment is being made pursuant to this paragraph
             (a)(ii)), each as outstanding on such date plus (b) the additional Number of Shares of Common Stock issued in the transaction that causes the adjustment, and the denominator of which shall be the sum of (x) the total number of shares of Common Stock and shares of Common Stock issuable upon the exercise of Convertible Securities (in each case, excluding all shares being issued for which adjustment is being made pursuant to this paragraph (a)(ii)), each as outstanding on such date plus (y) the number of shares of Common Stock which the aggregate Proceeds of the transaction (including the conversion price of Convertible Securities issued in the transacftion) would purchase at a price of Two Dollars and Fifty Cents ($2.50) per share.

       (iii) If a Registration Statement with respect to the Common Stock shares purchased by the Holder in connection with the issuance of this Warrant is not filed within forty five (45) days and declared effective within one hundred fifty (150) days following the Final Closing Date of the Company's Private Placement Offering (pursuant to the Amended & Restated Private Placement Offering Memorandum dated September 7, 2006), then every thirty days (30) thereafter the price of this A Warrant shall be reduced incrementally by Twenty Five Cents ($0.25) to an exercise price not less than One Dollars and Fifty Cents ($1.50) per Common Stock share.

       (iv) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable on the exercise of this Warrant; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

       (v) Whenever the number of Shares purchasable on the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable on exercise shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Shares purchasable on the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of Shares so purchasable immediately thereafter.

       (vi) Whenever the number of Shares purchasable on the exercise of this Warrant or the Exercise Price of such Shares are adjusted, as herein provided, the Company shall cause to be promptly mailed by first class mail, postage prepaid, to the Holder of this Warrant notice of such adjustment or adjustments setting forth the number of Shares purchasable on the exercise of this Warrant and the Exercise Price of such Shares after such adjustment and a brief statement of the facts requiring such adjustment, together with the computation by which such adjustment was made.

       (vii) All such adjustments shall be made by the Company, which shall be binding on the Holder in the absence of demonstrable error.

     (b) No Adjustment in Certain Cases. No adjustments shall be made in connection with:

       (i)   the issuance of any Shares on the exercise of this Warrant;

       (ii)  the conversion of shares of preferred stock;

       (iii) the exercise or conversion of any rights, options, warrants, or convertible securities containing the right to purchase or acquire Common Stock;

       (iv) the issuance of additional Shares or other securities on account of the anti-dilution provisions contained in or relating to this Warrant or any other option, warrant, or right to acquire Common Stock;

       (v) the purchase or other acquisition by the Company of any shares of Common Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock; or

       (vi) the sale or issuance by the Company of any shares of Common Stock, evidences of its indebtedness or assets, or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock or other securities pursuant to options, warrants, or other rights to acquire Common Stock or other securities.

     (c) Notice of Certain Events. In the event the Company provides to its shareholders notice of any of the following events:

       (i) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights;

       (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person, or any consolidation, share exchange, or merger involving the Company; or

       (iii) any voluntary or involuntary dissolution, liquidation, or winding up of the Company, then the Company will provide to the Holder(s) of this Warrant a copy of such notice.

     6. LIMITATION OF TRANSFER. Subject to the restrictions set forth herein, this Warrant is transferable at the offices of the Company. On such transfer, every Holder hereof agrees that the Company may deem and treat the registered Holder of this Warrant as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

     7. ACQUISITION OF WARRANT AND SHARES. The grant to Holder of this Warrant to purchase the Shares and the subsequent exercise thereof contemplated herein constitutes the offer and sale of securities as those terms are defined under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration and prospectus delivery requirements of such statues that depend, among other items, on the circumstances under which such securities are acquired.

     (a) In order to provide documentation for reliance upon such exemptions from the registration and prospectus delivery requirements for such transactions, the acceptance of this Warrant by the Holder or any assignee thereof shall constitute each of their acceptance of, and concurrence in, the following representations and warranties:

       (i) Holder acknowledges that neither the Securities and Exchange Commission ("SEC") nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the securities of the Company as contemplated by this Warrant and that the exercise of the Warrant as herein contemplated involves certain risks.

       (ii) Holder has received and read this Warrant and understands the risks related to the transactions herein contemplated.

       (iii) Holder has been provided information about the business and operations of the Company and has been provided any information requested to verify any information furnished, and has been provided the opportunity for direct communication with the Company and its representatives regarding the purchase made thereby.

       (iv) Holder and Holder's representatives have such knowledge and experience in business and financial matters that they are capable of evaluating the Company, its business operations, and the risks and merits of an investment in the Company.

       (v) All information, which Holder has provided to the Company or its agents or representatives and concerning Holder's suitability to invest in the Company, is complete, accurate, and correct.

       (vi) Holder has not offered or sold any interest in this Warrant and has no present intention of dividing the securities acquired pursuant to or the rights under this Warrant with others or of reselling or otherwise disposing of all or any portion of the such securities or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

       (vii) Holder was at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of an investment in the Company through this Warrant.

      (viii) Holder has adequate means of providing for his or her current needs and possible contingencies and has no need now, and anticipates no need in the foreseeable future, to sell this Warrant or any Shares that may be acquired pursuant to this Warrant. Holder is able to bear the economic risks of this investment, and, consequently, without limiting the generality of the foregoing, is able to hold such securities for an indefinite period of time, and has a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

       (ix) Holder understands that the securities that may be acquired pursuant to this Warrant have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Warrant or Shares may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the securities can only be effected in transactions, which are not considered distributions.

       (x) Holder acknowledges that the securities that may be acquired pursuant to this Warrant must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Shares under the Securities Act, except as expressly provided in this Warrant. If Rule 144 is available (and no assurance is given that it will be except as expressly set forth in this Warrant), after one year and prior to two years following the date when the Shares are acquired, only routine sales of such securities in limited amounts can be made in reliance upon Rule 144 in accordance with the terms and conditions of that rule. the Company is under no obligation to make Rule 144 available (which Holder acknowledges is the case as of the date hereof), except as may be expressly agreed to by it in writing in this Warrant, and in the event Rule 144 is not available, compliance with regulation A or some other disclosure exemption may be required before Holder can sell, transfer, or otherwise dispose of such securities without registration under the Securities Act. The Company's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Shares, and the certificates representing such securities will bear a legend in substantially the following form so restricting the sale of such securities:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

       (xi) Holder acknowledges that the Company may refuse to register the transfer of the Shares pursuant to this Warrant in the absence of compliance with Rule 144 unless the holder furnishes the issuer with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to the Company stating that the transfer is proper. Further, unless such letter or opinion states that such securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer such securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such securities as set forth herein. The issuer may also refuse to transfer the securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     8. DISPOSITION OF WARRANTS OR SHARES. Each registered owner of this Warrant, by acceptance hereof, agrees for itself and any subsequent owner(s) that, before any disposition is made of any Warrants or Shares of Common Stock, the owner(s) shall give written notice to the Company describing briefly the manner of any such proposed disposition. No such disposition shall be made unless and until:

     (a) The Company has received written assurances from the proposed transferee confirming a factual basis for relying on exemptions from registration under applicable federal and state securities laws for such transfer or an opinion from counsel for the Holder(s) of the Warrant or Shares stating that no registration under the Securities Act or applicable state statute is required with respect to such disposition; or

     (b) A registration statement under the Securities Act has been filed by the Company and made effective by the Commission covering such proposed disposition and the disposition has been registered or qualified or is exempt therefrom under the state having jurisdiction over such disposition.

     9.  RESTRICTED SECURITIES: REGISTRATION OF SECURITIES.  The
Holder acknowledges that this Warrant is, and that the Shares issuable on exercise hereof will be, "Restricted Securities" as that term is defined in Rule 144 promulgated under the Securities Act. Accordingly, this Warrant must be taken for investment and held indefinitely and may not be exercised or converted unless subsequently registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. Likewise, any Shares issued on exercise of this Warrant must be taken for investment and held indefinitely and may not be resold unless such resale is registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. A legend to the foregoing effect shall be placed conspicuously on the face of all certificates for Shares issuable on exercise of this Warrant.

     10. PIGGYBACK REGISTRATION RIGHTS.  During the term of this
Warrant, the Company may not file any registration statement with the Securities and Exchange Commission (other than registration statements of the Company filed on Form S-8 or Form S-4, each as promulgated under the Securities Act, pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder (unless the Warrant Shares are otherwise freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Act), unless the Company provides the Holder with not less than twenty (20) calendar days notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the Expiration Date. The Company will pay all registration expenses in connection therewith. The Company will also include the Warrants themselves in any registration statement with the Securities and Exchange Commission pursuant to this paragraph.

     11. REGISTRATION OF SHARES

     (a) This Warrant is exercisable to purchase the Shares, subject to the registration requirements of the Securities Act or the availability of an exemption from such registration requirements which must be established to the reasonable satisfaction of the Company and its legal counsel. On their issuance in the absence of such registration, the Shares issued on exercise of this Warrant shall be Restricted Securities and shall bear on their face a legend to the foregoing effect.

     (b) The Company has no obligation to register the Warrant or make any exemption from the registration requirements of the Securities Act and applicable state securities law available in order to permit the sale or transfer of this Warrant by the Holder.

     12. GOVERNING LAW. This agreement shall be construed under and be governed by the laws of the State of New York.

     13. NOTICES. all notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; of if sent by overnight express delivery:

	If to the Holder, to:
        __________________________________
	__________________________________
	__________________________________
	__________________________________


	If to the Company, to:

        China Aoxing Pharmaceutical Company, Inc.
        c/o American Union Securities, Inc.
	100 Wall Street, 15th Floor
	New York, New York 10005
	212-232-0120 x221

or other such addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

     14. LOSS, THEFT, DESTRUCTION, OR MUTILATION. Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction, or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     15. TAXES. The Company will pay all taxes in respect of the issue of this Warrant or the Shares issuable upon exercise thereof.

     DATED effective this 28th day of September, 2006.


ATTEST:   CHINA AOXING PHARMACEUTICAL COMPANY, INC.



By:  -------------------                    By: ------------------------
     John Leo, Secretary                        Yue Zhenjiang, President



                     **********************************

                              FORM OF ASSIGNMENT
                (to be signed only upon assignment of Warrant)



TO:	China Aoxing Pharmaceutical Company, Inc.
	c/o American Union Securities, Inc.
        100 Wall Street, 15th Floor
        New York, New York 10005
        212-232-0120 x221

                                 ASSIGNMENT


	FOR VALUE RECEIVED, __________________ does hereby sell, assign, and transfer unto _____________________ the right to purchase _____ Shares of Common Stock, $0.001 par value, of China Aoxing Pharmaceutical Company, Inc., and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises.


	DATED this ___ day of ____________, 20__.



				Signature:
                                           -------------------------------


                                Signature Guaranteed:
                                                     ---------------------



                           *   *   *   *   *   *




NOTICE: The signature to the form of assignment must correspond with the name as written upon the face of the attached Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.


                     **********************************

                              FORM OF PURCHASE
                (to be signed only upon exercise of Warrant)


TO:	China Aoxing Pharmaceutical Company, Inc.
        c/o American Union Securities, Inc.
        100 Wall Street, 15th Floor
        New York, New York 10005
        212-232-0120 x221

        The undersigned, the owner of the attached Warrant, hereby irrevocable elects to exercise the purchase rights represented by the Warrant for, and to purchase thereunder, ________ shares of Common Stock, $0.001 par value, of China Aoxing Pharmaceutical Company, Inc., and herewith makes payment of $______ therefor. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions set forth below and, if the Warrant is being exercised with respect to less than all of the Shares to which it pertains, prepare and deliver a new Warrant of like tenor for the balance of the Shares purchasable under the attached Warrant.

	DATED this ____ day of ____________, 20___.



				Signature:
                                           -------------------------------


				Signature Guaranteed:
                                                     ---------------------

                     **********************************

                   INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:                                   -------------------------------
					(Please Type or Print)

Address:                                -------------------------------

                                        -------------------------------

                                        -------------------------------

                            *   *   *   *   *   *

NOTICE: The signature to the form of purchase must correspond with the name as written upon the face of the attached Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.